                                                             Form 10-K
                                                             Year-Ended 12/31/96
                                                             Exhibit 21

                Subsidiaries of R. R. DONNELLEY & SONS COMPANY
                             (As of March 7, 1997)

                 Subsidiaries of                              Place of
      R. R. Donnelley & Sons Company                       Incorporation
      ------------------------------                       -------------

77 Capital Corporation                                        Delaware
77 Capital Partners L.P.                                      Delaware
Allentown S.H. Leasing Company                                Delaware
C & E Transport, Inc.                                         Delaware
Caslon Incorporated                                           Delaware
Chemical Equipment S.H. Leasing Company                       Delaware
Coris Inc.                                                    Delaware
DPA Printing Company, SP. Zo.o.                               Poland
Donnelley Caribbean Graphics, Inc.                            Delaware
Donnelley Holdings, Limited                                   Delaware
Donnelley Satellite Services, Limited                         Delaware
Donnelley Satellite Graphics, Limited                         Delaware
Editorial Lord Cochrane, S.A.                                 Chile
European-American Ink Sales Corporation                       Iowa
FFH Corporation                                               Delaware
HCI Holdings                                                  Delaware
Haddon Craftsmen, Inc.                                        Delaware
Heritage Preservation Corporation                             South Carolina
Impresora Donneco Internacional, S.A. de C.V.                 Mexico
Kittyhawk S.H. Leasing Company                                Delaware
Laboratorio Lito Color S.A. de C.V.                           Mexico
M/B Companies, Inc.                                           Iowa
Pan Associates L.P.                                           Delaware
R.R. Donnelley Far East, Limited                              Delaware
R.R. Donnelley Deutschland GmbH                               Frankfort
R.R. Donnelley Printing (France) SARL                         France
R.R. Donnelley International, Inc.                            Delaware
R.R. Donnelley Financial (Hong Kong) Limited                  Hong Kong
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                                                Page 2

              Subsidiaries of                           Place of
     R. R. Donnelley & Sons Company                   Incorporation
     ------------------------------                   -------------
R. R. Donnelley Limited                                 United Kingdom

R. R. Donnelley Mendota, Inc.                           Delaware

R. R. Donnelley Marketing Services Group Limited        United Kingdom

R. R. Donnelley Nederland B.V.                          The Netherlands

R. R. Donnelley Norwest Inc.                            Oregon

R. R. Donnelley Printing Company                        Delaware

R. R. Donnelley Printing Company L.P.                   Delaware

R. R. Donnelley Receivables, Inc.                       Nevada

R. R. Donnelley Sales Corporation                       Barbados

R. R. Donnelley Seymour, Inc.                           New Jersey

R. R. Donnelley U.K. Marketing Services Limited         United Kingdom

R. R. Donnelley (Chile) Holdings, Inc.                  Delaware

R. R. Donnelley (Europe) Limited                        Delaware

R. R. Donnelley (India) Pvt Ltd                         India

R. R. Donnelley (Santiago) Holdings                     Chile
Inc. y Compania

R. R. Donnelley (Mauritius) Holdings Ltd                Mauritius

R. R. Donnelley (Mexico) S.A. de C.V.                   Mexico

R. R. Donnelley (Santiago), Inc.                        Delaware

R. R. Donnelley (U.K.) Limited                          United Kingdom

Shenzhen Donnelley Bright Sun Printing Co.              Republic of China

Siegwerk Sales & Services L.P.                          Delaware

Wyoming Avenue Holdings, Inc.                           Delaware

Winfield Avenue Holdings, Inc.                          Delaware

Stream International Holdings Inc.                      Delaware

Software Holdings, Inc.                                 Delaware

Stream International Inc.                               Delaware

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                                                     Page 3

            Subsidiaries of                               Place of
     R. R. Donnelley & Sons Company                     Incorporation
     ------------------------------                     --------------

Corporate Software GmbH                                 Germany

Corporate Software Limited                              United Kingdom

Corporate Software Europe B.V.                          Netherlands

Corporate Software SA                                   France

Stream International Limited                            United Kingdom

Stream International Ltda.                              Brazil

Stream Japan K.K.                                       Japan

Stream International S.A. de C.V.                       Mexico

R. R. Donnelley Holdings (Australia) Limited            Delaware

Stream International PTE LTD.                           Singapore

Donnelley Documentation Services (Ireland)
  Limited                                               Delaware

R.R. Donnelley (Ireland) Limited                        Delaware

Stream International Ireland (Holdings)                 Ireland

Stream International Dublin                             Ireland

Stream International Kildare                            Ireland

Stream Korea Ltd.                                       Korea

Stream International Fulfillment Services
  Europe                                                Ireland

R. R. Donnelley Deutschland Gmbh                        Germany

R. R. Donnelley France, S.A.                            France